Exhibit 23.10

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated April 14, 2006, accompanying the financial statements of Target Instruments Inc. contained in the Registration Statement on Amendment No. 4 to Form S-1 and Prospectus of ICx Technologies, Inc. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption “Experts.”

/s/ GRANT THORNTON LLP

Raleigh, North Carolina

November 1, 2007